Exhibit 10.6

GUARANTY AGREEMENT

dated as of November 13, 2012

by and among

Certain Subsidiaries of BROADVIEW NETWORKS HOLDINGS, INC.,

as Guarantors,

in favor of

CIT FINANCE LLC,

as Administrative Agent

GUARANTY AGREEMENT IN FAVOR OF CIT FINANCE LLC BY SUBSIDIARIES OF BROADVIEW NETWORKS HOLDINGS, INC.

GUARANTY AGREEMENT IN FAVOR OF CIT FINANCE LLC BY SUBSIDIARIES OF BROADVIEW NETWORKS HOLDINGS, INC.

i

This GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of November 13, 2012, is made by certain Subsidiaries of BROADVIEW NETWORKS HOLDINGS, INC., a Delaware corporation (“Holdings”) (such Subsidiaries, collectively, the “Guarantors”, and, each, a “Guarantor”), in favor of CIT FINANCE LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of itself and the financial institutions (including any Issuing Bank, any obligee of any Hedging Obligations, and the Swingline Lender) (the “Lenders”) from time to time parties to the Credit Agreement(defined below).

STATEMENT OF PURPOSE

Pursuant to the terms of a certain credit agreement, dated the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Holdings, BROADVIEW NETWORKS, INC., a New York corporation (“Broadview Networks”), ARC NETWORKS, INC., a Delaware corporation (“ARC”), BRIDGECOM SOLUTIONS GROUP, INC., a Delaware corporation (“BridgeCom Solutions” and, together with Holdings, Broadview Networks, and ARC, each individually a “Borrower” and collectively, the “Borrowers”), the Lenders, the Administrative Agent and any Person that was a Lender or an Affiliate of a Lender at the time any such Person became a party to any Hedging Agreement (together with the Administrative Agent and the Lenders, the “Secured Parties”), the Lenders have agreed to make Extensions of Credit to the Borrowers upon the terms and subject to the conditions set forth therein. All Extensions of Credit to the Borrowers will inure, directly or indirectly, to the benefit of each of the Guarantors.

It is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrowers under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty to the Administrative Agent, for the ratable benefit of the Secured Parties.

NOW THEREFORE, intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and in further consideration of the premises and the covenants and agreements contained herein, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrowers thereunder, the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1 Definitions. The following terms when used in this Guaranty shall have the meanings assigned to them below:

“Administrative Agent” is defined in the preamble.

“Applicable Insolvency Laws” means all Applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, 11 U.S.C. Sections 544, 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code, as amended or supplemented).

“Borrowers” is defined in the Statement of Purpose.

“Commitments” means, collectively, the Revolving Credit Commitment, the L/C Commitment and the Swingline Commitment.

“Contribution Share” is defined in Section 2.3(a)(iii).

“Credit Agreement” is defined in the Statement of Purpose.

GUARANTY AGREEMENT IN FAVOR OF CIT FINANCE LLC BY SUBSIDIARIES OF BROADVIEW NETWORKS HOLDINGS, INC.

“Excess Payment” is defined in Section 2.3(a)(i).

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor” and “Guarantors” are defined in the preamble.

“Guaranty” is defined in the preamble.

“Holdings” is described in the preamble.

“Lenders” is described in the preamble.

“Ratable Share” is defined in Section 2.3(a)(ii).

“Secured Parties” is defined in the Statement of Purpose.

SECTION 1.2 Other Definitional Provisions. Capitalized terms used and not otherwise defined in this Guaranty, including the preambles and recitals hereof, shall have the meanings ascribed to them in the Credit Agreement. In the event of a conflict between capitalized terms defined herein and in the Credit Agreement, the Credit Agreement shall control. With reference to this Guaranty, unless otherwise specified herein (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (d) the word “will” shall be construed to have the same meaning and effect as the word “shall,” (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (g) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guaranty in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Guaranty, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including,” and (1) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Guarantor, shall refer to such Guarantor’s Collateral or the relevant part thereof. Any reference in this Guaranty to a Default that is continuing or an Event of Default that is continuing or the continuance thereof, shall mean (i) in the case of a Default, one that has not been cured within any applicable cure period (to the extent susceptible to cure), and (ii) in the case of an Event of Default, one that has not been waived in writing by the Administrative Agent and/or Required Lenders, as the case may be. In further clarification of the foregoing, any Event of Default under this Guaranty or under any other Loan Document shall be “continuing” unless and until such Event of Default has been waived in writing by the Administrative Agent and/or Required Lenders, as the case may be.

GUARANTY AGREEMENT IN FAVOR OF CIT FINANCE LLC BY SUBSIDIARIES OF BROADVIEW NETWORKS HOLDINGS, INC.

ARTICLE II

GUARANTY

SECTION 2.1 Guaranty. Each Guarantor hereby, jointly and severally with the other Guarantors, unconditionally guarantees to the Administrative Agent for the ratable benefit of itself and the other Secured Parties, and their respective permitted successors, endorsees, transferees and assigns, the full and punctual payment and performance of all Obligations of the Borrowers, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable as against the Borrowers, whether or not discharged, stayed or otherwise affected by any Applicable Insolvency Law or proceeding thereunder, whether created directly with the Administrative Agent or any other Secured Party or acquired by the Administrative Agent or any other Secured Party through assignment or endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations of the Borrowers, including all of the foregoing, being hereafter collectively referred to as the “Guaranteed Obligations”).

SECTION 2.2 Bankruptcy Limitations on Guarantors. Notwithstanding anything to the contrary contained in Section 2.1, it is the intention of each Guarantor and the Secured Parties that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Guarantor or its assets, the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Applicable Insolvency Laws after giving effect to Section 2.3(a). To that end, but only in the event and to the extent that after giving effect to Section 2.3(a) such Guarantor’s obligations with respect to the Guaranteed Obligations or any payment made pursuant to such Guaranteed Obligations would, but for the operation of the first sentence of this Section 2.2, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws after giving effect to Section 2.3(a), the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor’s obligations with respect to the Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.2 and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2.2 shall in all events remain in full force and effect and be fully enforceable against such Guarantor. The first sentence of this Section 2.2 is intended solely to preserve the rights of the Administrative Agent hereunder against such Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither such Guarantor, any Borrower, any other Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

SECTION 2.3 Agreements for Contribution. (a) The Guarantors hereby agree among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 2.3(a) shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been paid in full, and none of the Guarantors shall exercise any right or remedy under this Section 2.3(a) against any other Guarantor until such Guaranteed Obligations have been paid in full. For purposes of this Section 2.3(a):

(i) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Ratable Share (as defined below) of any Guaranteed Obligations;

GUARANTY AGREEMENT IN FAVOR OF CIT FINANCE LLC BY SUBSIDIARIES OF BROADVIEW NETWORKS HOLDINGS, INC.

(ii) “Ratable Share” shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of(A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Guarantors exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and

(iii) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of(A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors) of the Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.

Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. This Section 2.3 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Applicable Law against the Borrowers in respect of any payment of Guaranteed Obligations.

(b) Postponement of Subrogation. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Guarantor, in respect of any payment made under any Loan Document or otherwise, until following the payment in full of all Guaranteed Obligations and all obligations of all of the Guarantors hereunder and the termination of the Commitments. Any amount paid to any Guarantor on account of any such subrogation rights prior to the payment in full of all Guaranteed Obligations and all obligations of all of the Guarantors hereunder and the termination of the Commitments shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by such Guarantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with Section 2.11; provided, however, that if any Guarantor has made payment to the Secured Parties in respect of all or any part of the Guaranteed Obligations after payment in full of all Guaranteed Obligations and all obligations of all of the Guarantors hereunder and the termination of the Commitments, then at such Guarantor’s request, the Administrative Agent (on behalf of the Secured Parties) will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the payment in full of all Guaranteed Obligations and all obligations of all of the Guarantors hereunder and the termination of the Commitments, each Guarantor shall refrain from taking any action or commencing any proceeding against any Borrower or any other Guarantor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party.

GUARANTY AGREEMENT IN FAVOR OF CIT FINANCE LLC BY SUBSIDIARIES OF BROADVIEW NETWORKS HOLDINGS, INC.

SECTION 2.4 Nature of Guaranty. (a) Each Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement or any other Loan Document or any other agreement, document or instrument to which any Borrower or any other Guarantor or any of their respective Subsidiaries or Affiliates is or may become a party;

(ii) the absence of any action to enforce this Guaranty, the Credit Agreement or any other Loan Document or Hedging Agreement, or the waiver or consent by the Administrative Agent or any other Secured Party with respect to any of the provisions of this Guaranty, the Credit Agreement or any other Loan Document or Hedging Agreement;

(iii) the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any other Secured Party in respect of such security or guaranty (including the release of any such security or guaranty);

(iv) any structural change in, restructuring of or other similar change of any Borrower, any other Guarantor or any of their respective Subsidiaries; or

(v) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by such Guarantor that, subject to the first sentence of Section 2.2, its obligations under this Guaranty shall not be discharged except as provided under the terms of Section 2.10 and Section 5.17 of this Guaranty.

(b) Each Guarantor hereby represents, warrants and agrees that the Guaranteed Obligations and any other obligations hereunder are not, and agrees that its obligations under this Guaranty shall not be, subject to any counterclaims, offsets or defenses of any kind (other than the defense of payment) against the Administrative Agent, the Secured Parties or the Borrowers whether now existing or which may arise in the future.

(c) Each Guarantor hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings between the Borrowers and any of the Guarantors, on the one hand, and the Administrative Agent and any other Secured Party, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

SECTION 2.5 Waivers. To the fullest extent permitted by law, each Guarantor expressly waives the benefit of all provisions of Applicable Law which are or might be in conflict with this Guaranty and all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):

(a) any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Administrative Agent or any other Secured Party to proceed in respect of the Guaranteed Obligations against any Borrower, any other Guarantor or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor;

GUARANTY AGREEMENT IN FAVOR OF CIT FINANCE LLC BY SUBSIDIARIES OF BROADVIEW NETWORKS HOLDINGS, INC.

(b) any defense based upon the failure of the Administrative Agent or any other Secured Party to commence an action in respect of the Guaranteed Obligations against any Borrower, any other Guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;

(c) any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by the Administrative Agent or the other Secured Parties of this Guaranty;

(d) any right of diligence, presentment, demand, protest and notice (except as specifically required herein or in the Credit Agreement) of whatever kind or nature with respect to any of the Guaranteed Obligations or this Guaranty or any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Credit Party or any other Person (including any other guarantor) or entity or any collateral securing the Guaranteed Obligations, and waives, to the fullest extent permitted by Applicable Laws, the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty; and

(e) any and all right to notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon, or acceptance of, this Guaranty.

To the fullest extent permitted by Applicable Law, each Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any other Secured Party which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Administrative Agent or such Secured Party, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Credit Agreement and the other Loan Documents and, but for this Guaranty and such waivers, the Administrative Agent and other Secured Parties would decline to enter into the Credit Agreement and the other Loan Documents.

SECTION 2.6 Modification of Loan Documents, etc. Neither the Administrative Agent nor any other Secured Party shall incur any liability to any Guarantor as a result of any of the following, and, to the fullest extent permitted by law, none of the following shall impair or release this Guaranty or any of the obligations of any Guarantor under this Guaranty:

(a) any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;

(b) any action under or in respect of the Credit Agreement or the other Loan Documents or Hedging Agreements in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges;

(c) any amendment to, or modification of, in any manner whatsoever, the Loan Documents or Hedging Agreements;

(d) any extension or waiver of the time for performance by any Guarantor, any other guarantor, any Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document or Hedging Agreement, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

GUARANTY AGREEMENT IN FAVOR OF CIT FINANCE LLC BY SUBSIDIARIES OF BROADVIEW NETWORKS HOLDINGS, INC.

(e) the taking and holding security or collateral for the payment of the Guaranteed Obligations or the sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the other Secured Parties have been granted a Lien, to secure any Indebtedness of any Guarantor, any other guarantor or any Borrower to the Administrative Agent or the Lenders;

(f) the release of anyone who may be liable in any manner for the payment of any amounts owed by any Guarantor, any other guarantor or the Borrowers to the Administrative Agent or any other Secured Party;

(g) any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor, any other guarantor or any Borrower are subordinated to the claims of the Administrative Agent or any other Secured Party; or

(h) any application of any sums by whomever paid or however realized to any Guaranteed Obligations owing by any Guarantor, any other guarantor or any Borrower to the Administrative Agent or any other Secured Party in such manner as the Administrative Agent or any other Secured Party shall determine in its reasonable discretion.

SECTION 2.7 Demand by the Administrative Agent. In addition to the terms set forth in this Article II and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations are declared to be immediately due and payable, then the Guarantors shall, upon demand in writing therefor by the Administrative Agent to the Guarantors, pay all or such portion of the outstanding Guaranteed Obligations due hereunder then declared due and payable.

SECTION 2.8 Remedies. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, enforce against the Guarantors their obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Credit Agreement or the other Loan Documents or otherwise.

SECTION 2.9 Benefits of Guaranty. The provisions of this Guaranty are for the benefit of the Administrative Agent and the other Secured Parties and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Borrower, the Administrative Agent and the other Secured Parties, the obligations of such Borrower under the Loan Documents or Hedging Agreements. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Administrative Agent or any other Secured Party to any Person or Persons as permitted under the Credit Agreement, any reference to an “Administrative Agent”, “Lender” or “Secured Party” herein shall be deemed to refer equally to such Person or Persons.

SECTION 2.10 Termination; Reinstatement. (a) Subject to clause (c) below, this Guaranty shall remain in full force and effect until all the Guaranteed Obligations and all the obligations of the Guarantors under this Guaranty shall have been paid in full and the Commitments terminated.

(b) No payment made by any Borrower, any Guarantor, or any other Person received or collected by the Administrative Agent or any other Secured Party from any Borrower, any Guarantor, or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the obligations of the Guarantors or any payment received or collected from such Guarantor in respect of the obligations of the Guarantors), remain liable for the obligations of the Guarantors up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations and all the obligations of the Guarantors shall have been paid in full and the Commitments terminated.

GUARANTY AGREEMENT IN FAVOR OF CIT FINANCE LLC BY SUBSIDIARIES OF BROADVIEW NETWORKS HOLDINGS, INC.

(c) Each Guarantor agrees that, if any payment made by any Borrower or any other Person applied to the Guaranteed Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or is repaid in whole or in part pursuant to a good faith settlement of a pending or threatened claim, or the proceeds of any Collateral are required to be refunded by the Administrative Agent or any other Secured Party to any Borrower, its estate, trustee, receiver or any other Person, including any Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, each Guarantor’s liability hereunder (and any Lien or Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or Collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any Lien or Collateral securing such obligation).

SECTION 2.11 Payments. Payments by the Guarantors shall be made to the Administrative Agent, to be credited and applied to the Guaranteed Obligations in accordance with Section 10.4 of the Credit Agreement, in immediately available funds to an account designated by the Administrative Agent or at the Administrative Agent’s Office or at any other address that may be specified in writing from time to time by the Administrative Agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Loan Documents and to make Extensions of Credit, each Guarantor hereby represents and warrants as set forth below.

(a) Each representation and warranty contained in Article VI of the Credit Agreement relating to such Guarantor is true and correct as if made by such Guarantor herein, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.

(b) Each Guarantor has knowledge of each other Credit Party’s financial condition and affairs and that it has adequate means to obtain from the each such Credit Party on an ongoing basis information relating thereto and to such Credit Party’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any Credit Party for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any other Credit Party that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Obligations.

(c) Each Guarantor acknowledges that it is in the best interests of such Guarantor to execute this Guaranty inasmuch as such Guarantor will, as a result of being a Subsidiary of Holdings, derive substantial direct and indirect benefits from the Extensions of Credit made from time to time to the Borrowers by the Lenders pursuant to the Credit Agreement, and each Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make Extensions of Credit to the Borrowers.

GUARANTY AGREEMENT IN FAVOR OF CIT FINANCE LLC BY SUBSIDIARIES OF BROADVIEW NETWORKS HOLDINGS, INC.

ARTICLE IV

COVENANTS

Each Guarantor covenants and agrees that, at all times prior to the payment in full of all Guaranteed Obligations and all obligations of all of the Guarantors hereunder and the termination of the Commitments, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement which are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.

ARTICLE V

MISCELLANEOUS

SECTION 5.1 Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 12.1 of the Credit Agreement; provided that notices and communications to the Guarantors shall be directed to the Guarantors, in care of Holdings at the address of the Holdings set forth in Section 12.1 of the Credit Agreement.

SECTION 5.2 Amendments, Waivers and Consents. None of the terms, covenants, agreements or conditions of this Guaranty may be amended, supplemented or otherwise modified, nor may they be waived, nor may any consent be given, except in accordance with Section 12.2 of the Credit Agreement.

SECTION 5.3 Expenses, Indemnification, Waiver of Consequential Damages, etc.

(a) Each Guarantor, jointly and severally, shall pay all out-of-pocket expenses incurred by the Administrative Agent and each other Secured Party pursuant to, and in accordance with, the applicable provisions of Section 12.3 of the Credit Agreement.

(b) Each Guarantor, jointly and severally, shall indemnify each Indemnitee pursuant to, and in accordance with, Section 12.3 of the Credit Agreement.

(c) Notwithstanding anything to the contrary contained in this Guaranty, to the fullest extent permitted by Applicable Law, each Guarantor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Extension of Credit or the use of the proceeds thereof.

(d) No Indemnitee referred to in this Section 5.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Guaranty or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Each Guarantor agrees to pay, and to save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any such Guarantor’s delay in paying, any and all stamp, excise, sales withholding or other taxes which may be payable or determined to be payable in connection with this Guaranty.

(f) All amounts due under this Section 5.3 shall be payable promptly after demand therefor.

GUARANTY AGREEMENT IN FAVOR OF CIT FINANCE LLC BY SUBSIDIARIES OF BROADVIEW NETWORKS HOLDINGS, INC.

SECTION 5.4 Right of Set-off. If an Event of Default shall have occurred and be continuing and subject to Section 4.6 of the Credit Agreement, each Secured Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of such Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty or any other Loan Document to such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Secured Party different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Secured Party and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Secured Party or its Affiliates may have. Each Secured Party agrees to notify such Guarantor and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 5.5 Governing Law; Jurisdiction; Venue; Service of Process.

(a) Governing Law. This Guaranty shall be governed by, and construed in accordance with, the law of the State of New York (without regards to its conflicts of laws principles.

(b) Submission to Jurisdiction. Each Guarantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District, and any appellate court thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Nothing in this Guaranty or in any other Loan Document shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against any Guarantor or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1 of the Credit Agreement. Nothing in this Guaranty will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

(e) Appointment of Holdings as Agent for the Guarantors. Each Guarantor hereby irrevocably appoints and authorizes Holdings to act as its agent for service of process and notices required to be delivered under this Guaranty or under the other Loan Documents, it being understood and agreed that receipt by Holdings of any summons, notice or other similar item shall be deemed effective receipt by each Guarantor and its Subsidiaries.

SECTION 5.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE

GUARANTY AGREEMENT IN FAVOR OF CIT FINANCE LLC BY SUBSIDIARIES OF BROADVIEW NETWORKS HOLDINGS, INC.

TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 5.7 Injunctive Relief; Punitive Damages. (a) Each Guarantor recognizes that, in the event such Guarantor fails to perform, observe or discharge any of its obligations or liabilities under this Guaranty or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Secured Parties. Therefore, each Guarantor agrees that the Administrative Agent and the other Secured Parties, at the option of the Administrative Agent and the other Secured Parties, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(b) The Administrative Agent, the other Secured Parties and each Guarantor hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

SECTION 5.8 No Waiver by Course of Conduct, Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act, delay, indulgence, omission or otherwise (except by a written instrument pursuant to Section 5.2) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No delay or failure to take action on the part of the Administrative Agent or any other Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by Applicable Law.

SECTION 5.9 Successors and Assigns. The provisions of this Guaranty shall be binding upon the successors and assigns of each and shall inure to the benefit of each Guarantor (and shall bind all Persons who become bound as a Guarantor under this Guaranty), the Administrative Agent and the other Secured Parties and their respective successors and assigns; except that no Guarantor may assign or otherwise transfer any of its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and the Lenders (in accordance with the Credit Agreement).

SECTION 5.10 Survival of Indemnities. Notwithstanding any termination of this Guaranty, the indemnities to which the Administrative Agent and the other Secured Parties are entitled under the provisions of Section 5.3 and any other provision of this Guaranty and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the other Secured Parties against events arising after such termination as well as before.

SECTION 5.11 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Guaranty are for convenience only, and neither limit nor amplify the provisions of this Guaranty.

SECTION 5.12 Severability of Provisions. Any provision of this Guaranty or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

GUARANTY AGREEMENT IN FAVOR OF CIT FINANCE LLC BY SUBSIDIARIES OF BROADVIEW NETWORKS HOLDINGS, INC.

SECTION 5.13 Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty or any document or instrument delivered in connection herewith by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty or such other document or instrument, as applicable.

SECTION 5.14 Integration. This Guaranty, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Guaranty and those of any other Loan Document, the provisions of the Credit Agreement shall control; provided that any provision of the any other Loan Document which imposes additional burdens on any Guarantor or further restricts the rights of any Guarantor or gives the Administrative Agent or the other Secured Parties additional rights shall not be deemed to be in conflict or inconsistent with this Guaranty and shall be given full force and effect.

SECTION 5.15 Advice of Counsel, No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Guaranty with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

SECTION 5.16 Acknowledgements. Each Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Loan Documents to which it is a party;

(b) it has received a copy of the Credit Agreement and the other Loan Documents and has reviewed and understands same;

(c) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guaranty or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(d) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.

SECTION 5.17 Releases. At such time as the Guaranteed Obligations and the other obligations of the Guarantors hereunder shall have been paid in full and the Commitments have been terminated, this Guaranty and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. In addition, at the request of the Borrowers, and at the sole expense of the Borrowers, a Guarantor shall be released from its obligations hereunder in the event that the Capital Stock of such Guarantor is disposed of in a transaction permitted by the Credit Agreement to a Person that is not Holdings or any of its Subsidiaries, or as otherwise provided in Section 11.9 of the Credit Agreement; provided, that the Borrowers shall have delivered to the Administrative Agent, at least three Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and a certification by the Borrowers stating that such transaction is in compliance with the Loan Documents.

GUARANTY AGREEMENT IN FAVOR OF CIT FINANCE LLC BY SUBSIDIARIES OF BROADVIEW NETWORKS HOLDINGS, INC.

SECTION 5.18 Additional Guarantors. Each Subsidiary of the Borrowers that is required to become a party to this Guaranty pursuant to Section 8.11 of the Credit Agreement shall become a Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a supplement in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 5.19 All Powers Coupled With Interest. All powers of attorney and other authorizations granted to the Secured Parties, the Administrative Agent and any Persons designated by the Administrative Agent or any other Secured Party pursuant to any provisions of this Guaranty or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Guaranteed Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

Signature Pages to Follow

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

GUARANTY AGREEMENT IN FAVOR OF CIT FINANCE LLC BY SUBSIDIARIES OF BROADVIEW NETWORKS HOLDINGS, INC.

IN WITNESS WHEREOF, each of the Guarantors has executed and delivered this Guaranty under seal by its duly authorized officers, all as of the day and year first above written.

GUARANTORS:

A.R.C. NETWORKS, INC.
ATX COMMUNICATIONS, INC.
ATX LICENSING, INC.
ATX TELECOMMUNICATIONS SERVICES OF VIRGINIA, LLC
BRIDGECOM HOLDINGS, INC.
BRIDGECOM INTERNATIONAL, INC.
BROADVIEW NETWORKS OF MASSACHUSETTS, INC,
BROADVIEW NETWORKS OF VIRGINIA, INC.
BROADVIEW NP ACQUISITION CORP
BV-BC ACQUISITION CORP.
CORECOMM-ATX, INC.
CORECOMM COMMUNICATIONS, LLC
DIGICOM, INC.
EUREKA BROADBAND CORPORATION
EUREKA HOLDINGS, LLC
EUREKA. NETWORKS, LLC
EUREKA TELECOM, INC.
EUREKA TELECOM OF VA, INC.
INFOHIGHWAY COMMUNICATIONS CORPORATION
INFO-HIGHWAY INTERNATIONAL, INC.
INFOHIGHWAY OF VIRGINIA, INC.
NEX-I.COM INC.
OPEN SUPPORT SYSTEMS LLC
TRUCOM CORPORATION

By:
Name: Michael K. Robinson
Title: President and CEO of each of the foregoing entities

SIGNATURES CONTINUED ON FOLLOWING PAGE

[SIGNATURE PAGE TO GUARANTY AGREEMENT]

ADMINISTRATIVE AGENT:

CIT FINANCE LLC, as Administrative Agent

By:
Name:	Renee M. Singer
Title:	Managing Director

[SIGNATURE PAGE TO GUARANTY AGREEMENT]